UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2008, Andrew S. Rosemore, Executive Vice President and Chief Operating Officer of PMC Commercial Trust (the “Company”) resigned his positions as an officer and employee of the Company. On October 15, 2008, the Company entered into a Separation Agreement and General Release (“Separation Agreement”) with Dr. Rosemore. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report. The description of the Separation Agreement is qualified in its entirety by reference to the full text of Exhibit 10.1.

The Separation Agreement provides that effective as of October 15, 2008, Dr. Rosemore’s employment as an officer and employee of the Company and all of its subsidiaries, affiliates and related entities shall be separated. Pursuant to the Separation Agreement, the Company has agreed to pay Dr. Rosemore one lump sum payment in the gross amount of $1,388,000 on the date that is six months and one day after the effective date of the Separation Agreement, subject to applicable taxes and lawful deductions. The Company has further agreed to continue, to the same extent provided to Dr. Rosemore upon the termination of his employment, health and dental insurance coverage for Dr. Rosemore and his dependents for a period ending on the earlier of (1) the termination of his Consulting Agreement (as hereinafter defined) as a result of his breach of the confidentiality provisions therein; (2) his 66th birthday; (3) the date he obtains health and dental insurance coverage through subsequent employment or work; or (4) the date the Company elects to no longer provide health and/or dental coverage for its executives or reimbursement for such coverage (in any form, including a stipend or compensatory salary increase). Dr. Rosemore’s stock options and restricted shares, if any, shall be governed by the terms and conditions of the applicable plans governing such stock options and restricted shares.

Pursuant to the terms of the Separation Agreement each of Dr. Rosemore and the Company waived any right to sue the other and released the other from any and all claims, whether known or unknown, which in any way arise out of Dr. Rosemore’s employment with the Company, the separation of that employment, any agreements between the Company and Dr. Rosemore or based on any other set of facts or events occurring prior to the effective date of the Separation Agreement.

The Separation Agreement will become effective upon the eighth day after Dr. Rosemore signs the Separation Agreement unless he cancels it prior thereto. In the event that Dr. Rosemore elects to cancel the Separation Agreement, the Company will have no obligation to pay him or provide him with the compensation or benefits provided thereby; provided, any such revocation shall not constitute a waiver of any provision of his Executive Employment Contract (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007).

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 15, 2008, the Company reduced its workforce by approximately 25%. The decision to reduce employment is part of the Company’s cost reduction initiatives. The Company estimates that this reduction in work force will result in one-time charges of approximately $1.8 million (including the one lump sum payment to Dr. Rosemore of $1,388,000 described in Item 1.01 above) of which approximately $1.6 million will be recorded in the third quarter of 2008 and approximately $0.2 million to be recorded in the fourth quarter of 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008, the Company announced that Roy H. Greenberg resigned from the Company’s Board of Trust Managers effective as of October 15, 2008. Mr. Greenberg does not have any disputes with the Company.

On October 15, 2008, the Company announced that Andrew S. Rosemore, Executive Vice President, Chief Operating Officer and a Trust Manager of the Company resigned all positions held with the Company effective October 15, 2008. Dr. Rosemore does not have any disputes with the Company. To facilitate a smooth transition of his responsibilities, Dr. Rosemore will continue to serve as a consultant for the Company pursuant to a consulting agreement (“Consulting Agreement”), which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Consulting Agreement is qualified in its entirety by reference to the full text of Exhibit 99.1.

The Consulting Agreement has an initial term of one year and thereafter is automatically renewed month-to-month unless either party provides notice of non-renewal at least thirty days prior to the end of the applicable renewal term. During the term of the Consulting Agreement, Dr. Rosemore will assist the Company with such duties as are reasonably assigned to him, including, without limitation, loan origination and underwriting support, site visits and loan committee participation, as well as other transition services and input as may be requested by the President, any Executive Vice President or the Board of Trust Managers of the Company or their designee. Dr. Rosemore will provide approximately 500 hours of consulting services to the Company per year.

For his services rendered to the Company, Dr. Rosemore will be paid $4,166.67 per month with the first payment being pro rated and made on October 31, 2008.

Effective October 15, 2008, Jan F. Salit, 58, Executive Vice President, Chief Investment Officer and Assistant Secretary of the Company, has been appointed as the Company’s Chief Operating Officer. Mr. Salit has been Executive Vice President of the Company since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. Mr. Salit is currently a party to an Executive Employment Contract with the Company (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008).

Effective October 15, 2008, Barry N. Berlin, 48, Chief Financial Officer of the Company, has been appointed Executive Vice President. Mr. Berlin has been Chief Financial Officer of the Company since June 1993. Mr. Berlin is currently a party to an Executive Employment Contract with the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008).

Item 7.01 Regulation FD Disclosure.

On October 15, 2008, the Company issued a press release announcing its reduction in work force, the resignation of Andrew S. Rosemore and the adoption of a share repurchase program. The press release is furnished as Exhibit 99.2 hereto.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release dated October 15, 2008 between the Company and Andrew S. Rosemore

99.1	Consulting Agreement dated October 15, 2008 between the Company and Andrew S. Rosemore

99.2	Press Release dated October 15, 2008

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2008

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and General Release dated October 15, 2008 between the Company and Andrew S. Rosemore

99.1	Consulting Agreement dated October 15, 2008 between the Company and Andrew S. Rosemore

99.2	Press Release dated October 15, 2008